UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2006

Zions Bancorporation
(Exact name of registrant as specified in its charter)

Utah	0-2610	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 524-4787
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

June 2, 2006, Zions Bancorporation (the “Company”) sent a notice to its directors and executive officers informing them that the Zions Bancorporation Payshelter 401(k) and Employee Stock Option Plan (the “Plan”) is changing its record keeper and fund manager and that, as a result of this change, there will be a blackout period from June 19, 2006 through the week of July 16, 2006, during which they will be prohibited from engaging in any transactions in equity securities for the Company acquired in connection with service to or employment with the Company. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the Plan, a security holder or other interested person may obtain without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Diana Andersen at (801) 844-7608, before and during the Blackout Period, and the General Counsel for a period of two years thereafter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit 99.1 June 2, 2006 Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: June 2, 2006	By:	/s/ Thomas E. Laursen

Thomas E. Laursen Executive Vice President General Counsel